                        FORUM RETIREMENT PARTNERS, L.P.



                              PRESENTATION TO THE



                  SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS



                           ROBERT A. INNAMORATI & CO.
                         INVESTMENT & MERCHANT BANKERS

                                OCTOBER 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.
TABLE OF CONTENTS


     I.       OVERVIEW OF ENGAGEMENT

    II.       VALUATION METHODOLOGIES
              A.  DISCOUNTED CASH FLOW ANALYSIS
              B.  CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
              C.  ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
              D.  ACQUISITION PREMIUM ANALYSIS

   III.       ADDITIONAL INFORMATION

              A.  PROPOSED ACQUISITION PRICE VS. HISTORIC TRADING PRICES





ROBERT A. INNAMORATI & CO                                        October 13,1995

                                                FORUM RETIREMENT PARTNERS, L.P.

OVERVIEW OF ENGAGEMENT


- ROBERT A. INNAMORATI & CO. ("RAI&Co") has been retained by the Special Committee of the Board of Directors of Forum Retirement, Inc. ("FRI") for the purpose of rendering a written opinion ("Opinion") as to the fairness, from a financial point of view, to the unit holders of Forum Retirement Partners, L.P. ("FRP") of the consideration to be received by such unit holders in the proposed acquisition by Forum Group, Inc. of units of limited partnership interest of FRP.

- In arriving at its Opinion, RAI&Co relied upon and assumed the accuracy of the following:

     - Financial and other information concerning the business, operations and prospects of FRP obtained by RAI&Co from FRP and its affiliates.

     -  The terms of the Offer to Purchase as provided by FRP.

     - Publicly available information with respect to the securities outstanding.

     -  Other information and data obtained by FRP from public sources.

-  In arriving at its Opinion, RAI&Co has not done the following:

     - Made or obtained any independent evaluations or appraisals of the assets or liabilities of FRP.

     - Conducted any physical inspection of the properties and facilities of FRP.



ROBERT A. INNAMORATI & CO.                                      October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 10 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999    2000    2001    2002    2003    2004
                                                     ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Average Price Per Room                                $89     $92     $95     $98    $101    $104    $107    $110    $113    $117
Average Occupancy                                    94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%

Units in Place                                      1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617   1,617
Expansion Units                                         5     100     105     173     195     304     304     304     304     304

Total Revenues                                      $49.1   $52.0   $55.1   $57.9   $60.8   $65.5   $68.7   $71.2   $73.3   $75.5
Net Operating Income                                 $5.4    $5.3    $7.3    $7.5    $8.3   $11.9   $14.8   $15.4   $15.9   $16.4

Net Cash Flow Available For Distributions            $0.0    $0.0    $1.5    $1.7    $2.5    $6.1    $9.0   $9.6    $10.1   $10.5
Percentage of Net Cash Flow Distributed               0.0%    0.0%    0.0%    0.0%    0.0%   61.2%   72.8%   73.9%   74.3%   74.8%


                                                                          Partnership Value
Assuming Capitalization Rate of 10%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $54.4    $3.56           $16.4     $35.4       $6.7            $127.2
 NPV @ 15%      $42.9    $2.80
 NPV @ 18%      $34.0    $2.23
 NPV @ 20%      $29.3    $1.91


                                                                          Partnership Value
Assuming Capitalization Rate of 11%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $49.3      $3.22         $16.4     $35.4       $6.7            $112.3
 NPV @ 15%      $38.9      $2.55
 NPV @ 18%      $30.9      $2.02
 NPV @ 20%      $26.6      $1.74


                                                                          Partnership Value
Assuming Capitalization Rate of 12%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $45.1      $2.95         $16.4     $35.4       $6.7            $99.9
 NPV @ 15%      $35.6      $2.33
 NPV @ 18%      $28.3      $1.85
 NPV @ 20%      $24.4      $1.60


Notes:
(1) NPV = Net Present Value
(2) Per unit calculation assumes 15,285,248 units outstanding
(3) Projections were prepared by the General Partner



ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 7 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999    2000    2001
                                                     ----    ----    ----    ----    ----    ----    ----
Average Price Per Room                                $89     $92     $95     $98    $101    $104    $107
Average Occupancy                                    94.0%   94.0%   94.0%   94.0%   94.0%   94.0%   94.0%

Units in Place                                      1,617   1,617   1,617   1,617   1,617   1,617   1,617
Expansion Units                                         5     100     105     173     195     304     304

Total Revenues                                      $49.1   $52.0   $55.1   $57.9   $60.8   $65.5   $68.7
Net Operating Income                                 $5.4    $5.3    $7.3    $7.5    $8.3   $11.9   $14.8

Net Cash Flow Available For Distributions            $0.0    $0.0    $1.5    $1.7    $2.5    $6.1    $9.0
Percentage of Net Cash Flow Distributed               0.0%    0.0%    0.0%    0.0%    0.0%   61.2%   72.8%

                                                                          Partnership Value
Assuming Capitalization Rate of 10%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $51.5      $3.37         $14.8     $41.2       $5.8            $103.4
 NPV @ 15%      $43.4      $2.84
 NPV @ 18%      $36.8      $2.41
 NPV @ 20%      $33.0      $2.16

                                                                          Partnership Value
Assuming Capitalization Rate of 11%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $45.1     $2.95          $14.8     $41.2       $5.8            $90.0
 NPV @ 15%      $38.0     $2.49
 NPV @ 18%      $32.2     $2.11
 NPV @ 20%      $28.9     $1.89

                                                                          Partnership Value
Assuming Capitalization Rate of 12%        NOI      Debt       Cash        in Terminal Year
-----------------------------------        ---      ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $39.7     $2.60          $14.8     $41.2       $5.8            $78.7
 NPV @ 15%      $33.5     $2.19
 NPV @ 18%      $28.4     $1.85
 NPV @ 20%      $25.4     $1.66


Notes:
(1) NPV = Net Present Value
(2) Per unit calculation assumes 15,285,248 units outstanding
(3) Projections were prepared by the General Partner


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

DISCOUNTED CASH FLOW ANALYSIS
   BASED ON MANAGEMENT'S 5 - YEAR PROJECTIONS

($'s in millions, except per unit and per room data) 1995    1996    1997    1998    1999
                                                     ----    ----    ----    ----    ----
Average Price Per Room                                $89      $92     $95    $98    $101
Average Occupancy                                    94.0%    94.0%   94.0%  94.0%   94.0%

Units in Place                                      1,617    1,617   1,617  1,617   1,617
Expansion Units                                         5      100     105    173     195

Total Revenues                                      $49.1    $52.0   $55.1  $57.9   $60.8
Net Operating Income                                 $5.4     $5.3    $7.3   $7.5    $8.3

Net Cash Flow Available For Distributions            $0.0     $0.0    $1.5   $1.7    $2.5
Percentage of Net Cash Flow Distributed               0.0%     0.0%    0.0%   0.0%    0.0%

                                                                          Partnership Value
Assuming Capitalization Rate of 10%       NOI(1)   Debt       Cash         in Terminal Year
-----------------------------------       ------   ----       ----        -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $39.1      $2.55         $12.0     $44.2       $5.3            $65.0
 NPV @ 15%      $34.7      $2.27
 NPV @ 18%      $30.9      $2.02
 NPV @ 20%      $28.6      $1.87

                                                                          Partnership Value
Assuming Capitalization Rate of 11%       NOI(1)    Debt       Cash        in Terminal Year
-----------------------------------       ------    ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $32.5      $2.13         $12.0     $44.2       $5.3            $54.1
 NPV @ 15%      $28.9      $1.89
 NPV @ 18%      $25.7      $1.68
 NPV @ 20%      $23.8      $1.56

                                                                          Partnership Value
Assuming Capitalization Rate of 12%      NOI(1)    Debt       Cash        in Terminal Year
-----------------------------------      ------    ----       ----       -----------------
                Value   Per Unit
               -----------------
 NPV @ 12%      $27.1      $1.77         $12.0     $44.2       $5.3            $45.1
 NPV @ 15%      $24.0      $1.57
 NPV @ 18%      $21.4      $1.40
 NPV @ 20%      $19.8      $1.30


Notes:
(1) NOI IN 1999 excludes the effect of capital expenditures
(2) NPV = Net Present Value
(3) Per unit calculation assumes 15,285,248 units outstanding
(4) Projections were prepared by the General Partner



ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
   LAST 12 MONTHS ENDING JUNE 30, 1995
      ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)


Net Operating Income (1):    $7,574



                                                         CAPITALIZATION RATES
                                 ---------------------------------------------------------------------
                                    8.00%      9.00%     10.00%      11.00%     12.00%     13.00%
                                 ---------------------------------------------------------------------
 Hypothetical Enterp rise Value    $94,675    $84,156    $75,740    $68,855    $63,117    $58,262

 Minus LTD as of June 30, 1995     $49,482    $49,482    $49,482    $49,482    $49,482    $49,482
 Plus Cash as of June 30, 1995      $6,273     $6,273     $6,273     $6,273     $6,273     $6,273

 Hypothetical Equity Value         $51,466    $40,947    $32,531    $25,646    $19,908    $15,053

------------------------------------------------------------------------------------------------------
 Resulting Value Per Unit (2)        $3.37      $2.68      $2.13      $1.68      $1.30      $0.98
------------------------------------------------------------------------------------------------------

(1) Based on FRP's performance for the 12 months ended June 30, 1995. Net operating income is defined as earnings before interest, taxes, depreciation and amortization, less ordinary annual capital expenditures of $1,000 per unit.
(2) Based on 15,285,248 units outstanding.
(3) LTD is long term debt including current maturities.


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

CAPITALIZATION OF NET OPERATING INCOME ANALYSIS
 ESTIMATED 12 MONTHS ENDING DECEMBER 31, 1995
  ($'S IN THOUSANDS, EXCEPT PER UNIT DATA)

 Net Operating Income (1):    $7,884

                                                         CAPITALIZATION RATES
                                 ----------------------------------------------------------------
                                   8.00%      9.00%     10.00%     11.00%    12.00%    13.00%
                                 ----------------------------------------------------------------
 Hypothetical Enterprise Value   $98,550    $87,600    $78,840    $71,673   $65,700    $60,646

 Minus LTD as of 12/31/95 (2)    $49,007    $49,007    $49,007    $49,007   $49,007    $49,007
 Plus Cash as of 12/31/95 (3)     $5,500     $5,500     $5,500     $5,500    $5,500     $5,500
                                 -------    -------    -------    -------   -------    -------
 Hypothetical Equity Value       $55,043    $44,093    $35,333    $28,166   $22,193    $17,139
                                 -------    -------    -------    -------   -------    -------
-------------------------------------------------------------------------------------------------
 Resulting Value Per Unit (4)      $3.60      $2.88      $2.31      $1.84     $1.45      $1.12
-------------------------------------------------------------------------------------------------

(1) Based on FRP's estimated performance for the 12 months ended 12/31/95.
    Net operating income is defined as earnings before interest, taxes, depreciation and amortization, less ordinary annual capital expenditures of $1,000 per unit.
(2) LTD is long term debt including current maturities.
(3) Management of FRP verbally estimated cash balance between $5 and $6 million at 12/31/95.
(4) Based on 15,285,248 units outstanding.


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS

RAI & Co has prepared a peer comparison of Forum Retirement Partners, L.P. ("FRP") which is enclosed herein. The peer comparison is essentially a comparison of FRP to other companies deemed comparable to FRP. The selection of the comparable companies and certain elements of the comparison model incorporate subjective elements. In addition, FRP values implied by the peer comparison are derived from public trading data which is subject to signigicant change over a short period of time, and do not represent a complete and thorough valuation of FRP. Therefore, the peer comparison should be viewed as a starting point in a valuation process subject to significant revision based on input from FRP and changing trends in the public markets.

Comparable companies are used in this section of the analysis to generate multiples used in calculating the per unity value of Forum Retirement Partners, L.P. ("FRP"). The comparables were selected based on a SIC code search through the Disclosure SEC on-line database available through CompuServe in conjunction with comparable companies provided by Forum Group, Inc. and in analyst reports done by Dean Witter Reynolds Inc. and NatWest Securities. Companies falling under the three following SIC Codes were included in the search:

     8051 (Skilled nursing care facilities)
     8059 (Nursing, personal care facilities)
     8052 (Intermediate care facilites)

The following eleven companies were selected on one of either two bases: having operations most closely related to those of FRP, and/or the size of the company in relation to FRP. It should be noted that it was difficult to select publicly-traded companies that could be used to establish a close comparison to FRP.

BEVERLY ENTERPRISES, INC.
Fort Smith, Arkansas-based Beverly Enterprises is the largest nursing home chain in the U.S. The company has a national network of 774 facilities in 34 states and the District of Columbia. It also operates home health care agencies, pharmacies, and retirement homes. The company expects to be a major player in managed care.

ADVOCAT INC.
Operates nursing homes and retirement centers in southeast U.S. and Canada. It was formed in April 1994 to combine the term care business of Counsel Corp. (Canada), its affiliates and Diversicare Inc. (70% - owned by Counsel).


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS


GENESIS HEALTH VENTURES, INC.
Genesis Health Ventures is one of the largest specialty geriatric care companies in the U.S. Although the majority of the company's sales are currently derived from residential care (nursing homes), its goal is to provide its elderly clients with an integrated continuum of care focused on allowing them to remain in their communities for as long as possible. To this end, Genesis provides a wide range of outpatient services (including contract physician services similar to HMOs), home care, and rehabilitation services as well as retirement communities for healthy and active elderly people. It also manages facilities owned by other companies and provides pharmacy and medical supply items. Genesis concentrates its efforts in specific areas on the East
Coast: the Hartford/Springfield (Massachusetts) area; the Delaware Valley; Baltimore/Washington, DC; Southern Delaware/Eastern Maryland; central Florida; and North Carolina. It has a smaller presence in Indiana and the Pittsburgh area.

THE MULTICARE COMPANIES, INC.
Multicare operates 60 long-term care facilities with approximately 6,900 licensed beds in New Jersey, Connecticut, Pennsylvania, Ohio, Illinois, Vermont and Wisconsin. Its services include skilled nursing care, Alzheimer's care, rehabilitation therapies and subacute care.

SUMMIT CARE CORPORATION
Summit operates 21 nursing care centers in California and Texas, plus 4 retirement centers in California. It also operates a full service pharmacy. In September, 1994, the Company bought a nursing care center in Fort Worth, Texas, for $12 million.

GERIATRIC & MEDICAL COMPANIES, INC.
Formerly Geriatric & Medical Centers, this company owns and manages long term or intermediate care facilities in the Philadelphia area and south New Jersey. It also provides home care equipment and services, as well as ambulance services.

GRANCARE, INC.
This diversified health care company offers lower-cost care at its 81 nursing homes. It also provides home and hospice care, rehabilitative therapies, and laboratory and radiological services. In 1993, GranCare acquired CompuPharm, one of the nation's largest independent pharmaceutical services; the company's new CompuPharm division operates 23 institutional pharmacies serving hospitals, prisons, nursing homes, and community clinics. Medicare/Medicaid accounts for over 75% of GranCare's revenues. GranCare grew out of nursing home operator HostMasters, which was started by an investing group in 1988.




ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE COMPANY DESCRIPTIONS


COMMUNITY CARE OF AMERICA, INC.
The Company is a health care provider that has operations in 7 states. As of July 1995, its facilities included 46 licensed long-term care facilities with 3,700 beds, one 22-bed rural hospital, one physician practice and two associated primary care clinics, one adult day care center, one child care center and one home health care agency. Its strategy is to develop and operate local health care delivery networks in medically under-served rural communities.

RETIREMENT CARE ASSOCIATES, INC.
Retirement Care operates retirement homes and nursing centers.

SUN HEALTHCARE GROUP, INC.
Sun Healthcare operates 122 long term care facilities, 119 nursing homes, 11 ambulatory surgery centers and 12 regional pharmacies. In addition, the Company also owns 27 nursing homes in U.K.

FORUM GROUP, INC.
Forum Group, Inc. provides senior housing and healthcare services in 12 states through the operation of 33 retirement communities. Each retirement community generally provides a continuum of care, including independent living, assisted living and skilled nursing.


FORUM RETIREMENT PARTNERS, L.P.
This limited partnership operates 9 retirement living centers for affluent elderly in Delaware, Texas, South Carolina, Florida and New Mexico. Its centers offer rental apartments, townhomes or living units providing meals, security, laundry, nursing and emergency health care.





Source for all of the pervious company descriptions: Hoover's Company Database through CompuServe


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   COMPARABLE VALUE SUMMARY
      ($'S IN MILLIONS, EXCEPT PER UNIT DATA)


                                                                                     Based on FRP's
                                                               Based on FRP's        Last 12 Month          Based on FRP's
 Valuation Method                                           12/31/94 FYE Results  Results Ended 6/30/95  12/31/95 FYE Forecast
 ----------------                                           --------------------  ---------------------  ---------------------
Applying Last 12 Months Operating Data of Comparables:
 Current Market Capitalization (1)                                 $71.8                  $72.1                  $77.4
 12 Month Average Market Capitalization (2)                        $73.3                  $73.7                  $79.0

Applying Annual Historical Operating Data of Comparables:
 Current Market Capitalization (1)                                 $88.1                  $88.5                  $94.6
 12 Month Average Market Capitalization (2)                        $91.6                  $92.0                  $98.4
                                                                   -----                  -----                  -----

Average Enterprise Value (3)                                       $81.2                  $81.6                  $87.3
                                                                   -----                  -----                  -----

Value Per Unit Calculation:
 Less Long Term Debt of $48.5 million (as of 6/30/95) (4)          $32.7                  $33.1                  $38.8
 Plus Cash and Equivalents (as of 6/30/95)                         $39.0                  $39.3                  $45.1
----------------------------------------------------------------------------------------------------------------------
 Partnership Equity Value per Unit (5)                             $2.55                  $2.57                  $2.95
----------------------------------------------------------------------------------------------------------------------


(1) Current Market Capitalization is defined as the current number of shares outstanding multiplied by the current market price per share.
(2) The Twelve Month Average Market Capitalization is calculated by multiplying the average price for the period by the average shares outstanding for the period. Please note that the 12 Month Average Market Cap. for Community Care is really for a 2 month period, the period since it went public.
(3) Enterprise Value is defined as market capitalization plus long term debt less cash and equivalents.
(4) Long term debt excludes current maturities.
(5) Assuming 15,285,248 partnership units outstanding.




ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES
   SUMMARY FINANCIAL DATA FOR FRP
      ($ IN MILLIONS)



                                           For the              For the
                     For Fiscal Year   Last Twelve Months     Fiscal Year
                     Ended 12/31/94     Ended 6/30/95       Ended 12/31/95E
                     --------------     -------------       ---------------
 Net Revenues (1)         $47.1              $48.9               $49.4
 EBITDA (2)                $9.2               $9.2                $9.5
                                            $9.191
 EBIT (3)                  $5.7               $5.7                $5.8
 Net Income                $0.3               $0.4                $1.4

 (1) Other income in 12/31/95E assumed to be $240,000
 (2) Earnings before interest, taxes, depreciation and amortization
 (3) Earnings before interest and taxes



ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ACQUISITION PREMIUM ANALYSIS
 SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)

        Target Company                  FRP    Alpine Meadows of Tahoe Inc    Providence Health Care Inc
           Acquirer                    FGI(2)          Powdr Corp                 Multicare Cos Inc
           --------                    ------          ----------                 -----------------
Date Announced                       09/25/95           01/21/94                      02/01/94
Completed/Pending ("C" / "P")             P                  C                             C
Offer Price/Share (Unit)                $2.83             $10.67                         $7.50
Total Value (mil.)                      $16.6(3)           $37.2                         $27.7

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                               41.5%              64.2%                        122.2%
 1 Week (%)                              50.9%              64.2%                        130.8%
 4 Weeks (%)                             41.5%              64.2%                        130.8%

Offer Price Per Share (Unit)            $2.83             $10.67                         $7.50
----------------------------
 to Book Value                            1.1 x              1.9 x                         4.5 x
 to EPS                                 116.6 x             35.5 x                           -

Stock Price 4 Weeks Prior               $2.00              $6.50                         $3.25
-------------------------
 to Book Value                            0.8 x                -                           1.9 x
 to EPS                                  82.4 x             21.7 x                            -

Total Equity Value (mil.)               $39.0              $34.1                         $31.8
-------------------------
 to Net Income                          105.1 x             29.4 x                           -
Long-Term Debt to
 Stockholder's Equity                     1.3 x              0.9 x                         4.2 x
Total Liabilities to
 Stockholder's Equity                     1.8 x              1.6 x                         6.3 x
Stockholders' Equity
 as a% of Total Assets                   35.2%              37.9%                         13.6%

Total Enterprise Value (mil.)           $76.7              $49.4                         $55.7
------------------------------
 to Sales                                 1.6 x              1.5 x                         1.6 x
 to Cash Flow (EBITDA)                    8.3 x                -                             -
 to Operating Income                     13.4 x              7.4 x                           -

------------------------------
 (1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.
 (2) Based on LTM data available at 6/30/95.
 (3) $2.50 x number of units not already owned by Forum Group, Inc.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.


ACQUISITION PREMIUM ANALYSIS
  SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER
  OFFER TRANSACTIONS (1)

         Target Company                       Banyan Mortgage Investors LP   General Cable(Cie Gen de Eaux)  Indianapolis Newspapers
            Acquirer                                 THSP Inc                      Wassall PLC                Central Newspapers Inc
            --------                                 --------                      -----------                ----------------------
 Date Announced                                    04/19/94                         05/05/94                       06/24/94
 Completed/Pending ("C" / "P")                            C                                C                              C
 Offering Price/Share (Unit)                          $2.50                            $6.00                     $10,000.00
 Total Value (mil.)                                   $24.3                            $35.9                          $35.9

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                                                -                             17.1%                             -
 1 Week (%)                                               -                             21.5%                             -
 4 Weeks (%)                                              -                             11.6%                             -

Offer Price Per Share (Unit)                          $2.50                            $6.00
----------------------------
 to Book Value                                            -                              0.6x                    $10,000.00
 to EPS                                                   -                                -                              -

Stock Price 4 Weeks Prior                                                              $5.38
-------------------------
 to Book Value                                            -                              0.5x                             -
 to EPS                                                   -                                -                              -

Total Equity Value (mil.)                             $28.1                            $77.8                          $57.7
-------------------------
 to Net Income                                            -                                -                              -
Long-Term Debt to
 Stockholder's Equity                                     -                              2.1x                             -
Total Liabilities to
 Stockholder's Equity                                     -                              3.4x                             -
Stockholders' Equity
 as a % of Total Assets                                   -                             22.5%                             -

Total Enterpirse Value (mil.)                             -                           $357.2                              -
-----------------------------
 to Sales                                                 -                              0.5x                             -
 to Cash Flow (EBITDA)                                    -                             16.2x                             -
 to Operating Income                                      -                            155.3x                             -

--------------------

 (1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ACQUISITION PREMIUM ANALYSIS
 SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)

       Target Company                     R2 Medical Systems Inc       Service Fracturing Co          Samson Energy Co LP
          Acquirer                       Cardiotronics Systems Inc    Nowsco Well Service Ltd        Samson Properties Inc
          --------                       -------------------------    -----------------------        ---------------------
Date Announced                                08/15/94                        08/25/94                    09/02/94
Completed/Pending ("C" / "P")                    C                                C                          C
Offering Price/Share (Unit)                      $6.50                           $4.55                      $11.50
Total Value (mil.)                               $14.4                           $23.4                       $41.3

Stock Premium: Prior Periods
-----------------------------
 1 Day (%)                                       225.0%                           51.7%                       29.6%
 1 Week (%)                                      188.9%                           30.0%                       26.0%
 4 Weeks (%)                                     225.0%                           30.0%                       24.3%

Offer Price Per Share (Unit)                     $6.50                           $4.55                      $11.50
----------------------------
 to Book Value                                     3.8 x                           3.9 x                       1.5 x
 to EPS                                          130.0 x                             -                         2.3 x

Stock Price 4 Weeks Prior                        $2.00                           $3.50                       $9.25
-------------------------
 to Book Value                                     1.2 x                           2.9 x                       1.2 x
 to EPS                                           40.0 x                         -13.0 x                       1.9 x

Total Equity Value (mil.)                        $17.2                           $24.3                       $53.7
-------------------------
 to Net Income                                   131.5 x                           -                           2.3 x
Long-Term Debt to
 Stockholder's Equity                                -                             0.0 x                       0.1 x
Total Liabilities  to
 Stockholder's Equity                              0.1 x                           0.2 x                         -
Stockholders' Equity
 as a % of Total Assets                           93.8%                           24.2%                       93.5%

Total Enterprise Value (mil.)
-----------------------------
 to Sales                                          3.5 x                           1.2 x                       1.4 x
 to Cash Flow (EBITDA)                            28.9 x                          30.3 x                       1.7 x
 to Operating Income                              36.8 x                             -                         2.4 x

---------------------------
(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ACQUISITION PREMIUM ANALYSIS
  SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)

                                               Information
 Target Company                                America Inc         Laser Precision Corp        Providential Wilmington
    Acquirer                                West Publishing Co     GN Great Nordic Ltd            Svgs Fund Society
    --------                                ------------------     -------------------            -----------------
Date Announced                                  10/03/94              10/04/94                       10/12/94
Completed/Pending ("C" / "P")                        C                     C                              C
Offering Price/Share (Unit)                        $6.00                 $8.00                          $4.00
Total Value (mil.)                                 $29.3                 $38.7                          $24.4

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                                          54.8%                 36.2%                          45.5%
 1 Week (%)                                         65.5%                 45.5%                          60.0%
 4 Weeks (%)                                        84.6%                 39.1%                          60.0%

Offer Price Per Share (Unit)                       $6.00                 $8.00                          $4.00
----------------------------
 to Book Value                                       1.7 x                 1.9 x                          9.3 x
 to EPS                                                -                  26.6 x                            -

Stock Price 4 Weeks Prior                          $3.25                 $5.75                          $2.50
-------------------------
 to Book Value                                       0.9 x                 1.4 x                          6.3 x
 to EPS                                            -23.2 x                19.2 x                         -0.4 x

Total Equity Value (mil.)                          $29.5                 $39.8                         $373.2
-------------------------
 to Net Income                                         -                  27.1 x                            -
Long-Term Debt to
 Stockholder's Equity                                0.2 x                   -                              -
Total Liabilities to
 Stockholder's Equity                                0.6 x                 0.1 x                          0.0 x
Stockholders' Equity
 as a% of Total Assets                              61.1%                 88.1%                          98.5%

Total Enterprise Value (mil.)                      $27.5                 $31.5                          $18.9
-----------------------------
 to Sales                                            1.1 x                 1.3 x                         66.2 x
 to Cash Flow (EBITDA)                               6.7 x                 9.6 x                            -
 to Operating Income                                   -                  13.2 x                            -

---------------
(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ACQUISITION PREMIUM ANALYSIS
 SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)

         Target Company                       Galveston-Houston Co              Pet Products              A Pea in the Pod Inc
           Acquirer                            GHX Acquisition Co       Hartz Mountain Corp(Hartz Grp)     Mothers Work Inc
           -------                             ------------------       ------------------------------     ----------------
Date Announced                                   12/14/94                        12/27/94                      03/06/95
Completed/Pending ("C" / "P")                         C                               C                             C
Offering Price/Share (Unit)                         $2.25                           $5.25                         $5.50
Total Value (mil.)                                  $37.0                           $17.3                         $22.5

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                                           28.6%                          200.0%                         37.5%
 1 Week (%)                                          38.5%                          265.2%                         83.3%
 4 Weeks (%)                                         28.6%                          162.5%                         57.1%

Offer Price Per Share (Unit)                        $2.25                           $5.25                         $5.50
----------------------------
 to Book Value                                        0.9 x                           2.0 x                         2.6 x
 to EPS                                              75.0 x                          43.7 x                           -

Stock Price 4 Weeks Prior                           $1.75                           $2.00                         $3.50
-------------------------
 to Book Value                                        0.7 x                           0.8 x                         1.7 x
 to EPS                                              58.3 x                          16.7 x                       -14.0 x

Total Equity Value (mil.)                           $38.2                           $16.1                         $22.5
-------------------------
 to Net Income                                      101.0 x                          43.1 x                           -
Long-Term Debt to
 Stockholder's Equity                                 0.1 x                           0.2 x                           -
Total Liabilities to
 Stockholder's Equity                                 0.4 x                           0.6 x                         1.0 x
Stockholders' Equity
 as a % of Total Assets                              72.9%                           64.0%                         49.7%

Total Enterprise Value (mil.)                       $42.7                           $16.9                         $25.3
-----------------------------
 to Sales                                             0.6 x                           1.2 x                         0.8 x
 to Cash Flow (EBITDA)                                8.9 x                          16.7 x                       113.3 x
 to Operating Income                                 29.4 x                          24.5 x                           -

-------------------------
(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

ACQUISITION PREMIUM ANALYSIS
 SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)

      Target Company                   Resource Recycling Techs Inc   Paco Pharmaceutical Services           NuVision Inc
         Acquirer                        Waste Management Inc               West Co Inc                 American Vision Centers Inc
         --------                        --------------------               -----------                 ---------------------------
Date Announced                               03/17/95                       03/24/95                           04/28/95
Completed/Pending ("C" / "P")                  C                               C                                 C
Offering Price/Share (Unit)                    $11.50                         $12.25                              $7.60
Total Value (mil.)                              $30.8                          $49.0                              $20.5

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                                       37.3%                          66.1%                              32.2%
 1 Week (%)                                      50.8%                          66.1%                              38.2%
 4 Weeks (%)                                     46.0%                          58.1%                              35.1%

Offer Price Per Share (Unit)                   $11.50                         $12.25                              $7.60
----------------------------
 to Book Value                                    3.4 x                          1.1 x                              1.5 x
 to EPS                                          34.3 x                         21.8 x                                -

Stock Price 4 Weeks Prior                       $7.88                          $7.75                              $5.63
-------------------------
 to Book Value                                    2.3 x                          0.7 x                              1.1 x
 to EPS                                          23.5 x                         13.8 x                            -11.9 x

Total Equity Value (mil.)                       $30.3                          $49.0                              $20.5
-------------------------
 to Net Income                                   33.8 x                         21.4 x                                -
Long-Term Debt to
 Stockholder's Equity                             0.2 x                          0.1 x                                -
Total Liabilities to
 Stockholder's Equity                             1.0 x                          0.3 x                              0.4 x
Stockholders' Equity
 as a % of Total Assets                          48.6%                          74.7%                              70.7%

Total Enterprise Value (mil.)                   $32.2                          $49.6                              $20.6
-----------------------------
 to Sales                                         0.8 x                          0.8 x                              0.4 x
 to Cash Flow (EBITDA)                           17.5 x                          6.9 x                             11.6 x
 to Operating Income                             33.1 x                         15.8 x                                -

-----------------------------
(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 m illion.


ROBERT A. INNAMORATI & CO.                                   October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.



ACQUISITION PREMIUM ANALYSIS
  SUMMARY FINANCIAL INFORMATION RELATING TO SELECTED CASH TENDER OFFER TRANSACTIONS (1)


     Target Company                                Bestop Inc
        Acquirer                                Douglas & Lomason Co
        --------                                --------------------
Date Announced                                         05/04/95
Completed/Pending ("C"/"P")                                C
Offering Price/Share (Unit)                              $12.75
Total Value (mil.)                                        $44.0

Stock Premium: Prior Periods
----------------------------
 1 Day (%)                                                 22.0%
 1 Week (%)                                                18.6%
 4 Weeks (%)                                               27.5%

Offer Price Per Share (Unit)                              $12.75
----------------------------
 to Book Value                                              3.0x
 to EPS                                                    10.8x

Stock Price 4 Weeks Prior                                $10.00
-------------------------
 to Book Value                                              2.4x
 to EPS                                                     8.5x

Total Equity Value (mil.)                                 $44.0
-------------------------
 to Net Income                                             10.9x
Long-Term Debt to
 Stockholder's Equity                                         -
Total Liabilities to
 Stockholder's Equity                                       0.5x
Stockholders' Equity
 as a % of Total Assets                                    67.6%

Total Enterprise Value (mil.)                             $44.7
-----------------------------
 to Sales                                                   0.7x
 to Cash Flow (EBITDA)                                      5.8x
 to Operating Income                                        6.4x

(1) Data provided by Securities Data Company, Inc. Eighteen transactions were identified for the period 1/1/94 to 10/3/95 in the total value range of $10 to $50 million.


ROBERT A. INNAMORATI & CO.                                     October 13, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.


PROPOSED ACQUISITION PRICE VS. HISTORIC TRADING PRICES

FRP Prosposed Acquisition Price/Unit:   $2.83


                                                               Date prior to
Historical Information                   Offer Premium      September 25, 1995     FRP Price       Offer Premium
----------------------                   -------------      ------------------     ---------       -------------
FRP Price over 24 Months(1)      High:      -1.6%                  1 Day             $2.00            +41.5%
(9/25/93 - 9/25/95)                                               1 Week             $1.88            +50.9%
                                 Low:      +61.7%                4 Weeks             $2.00            +41.5%
                                                                 6 Weeks             $2.06            +37.2%

Selected Ratios (2)                       FRP @ Proposed Acquisition Price
-------------------                       --------------------------------
Price to Book ($2.50/unit):                     113.2%
Price to EBITDA ($0.60/unit):                   471.7%
Price to Revenues ($3.22/unit)                   87.9%


                                     1992             1993           1994            1995E         1996E
                                     ----             ----           ----            -----         -----
Cash Distributions/Unit             $0.00            $0.00           $0.00           $0.00         $0.00

Current Yield Based on
Acquisition Price ($2.83)            0.0%              0.0%            0.0%            0.0%          0.0%

(1)   Based on closing prices
(2)   Based on last 12 months data available at 6/30/95.


ROBERT A. INNAMORATI & CO.                                     October 13, 1995